                                                                    EXHIBIT 99.1

MONTPELIER RE REPORTS NET INCOME OF $152 MILLION FOR 2002  --Corrected--

HAMILTON, Bermuda--(BUSINESS WIRE)--Feb. 27, 2003--Montpelier Re Holdings Ltd. issued a press release yesterday announcing its results for the year ended December 31, 2002 and held a conference call this morning to discuss its results.

After the conference call the Company determined that items discussed on the call and information in the press release understated net investment income and overstated net foreign exchange gains by an equal amount.

The correct information follows below and is followed by the full press release with this information inserted.

                                      Quarter Ended     Year Ended
                                       December 31,    December 31,
                                           2002            2002
                                      -------------   -------------
    Net investment income                  10.7            39.7
    Net foreign exchange gains             (0.8)            1.7


ANNUAL RETURN ON EQUITY OF 18.2%, DILUTED EPS OF $2.74 FOR 2002

Hamilton, Bermuda, February 26, 2003 - Montpelier Re Holdings Ltd. (NYSE - MRH) today reported net income of $73.7 million, or $1.11 diluted earnings per share, for the three months to December 31, 2002 and net income of $152.0 million, or $2.74 diluted earnings per share, for 2002.

Unrealized gains on investments for the quarter were $8.3 million and $33.7 million for the year. Comprehensive income, which includes unrealized gains, was $82.0 million for the fourth quarter, or $1.23 diluted comprehensive income per share (1), and $185.7 million for 2002, or $3.35 diluted comprehensive income per share. Book value per share at December 31, 2002 was $19.39, an increase of $1.17 in the fourth quarter and an increase of $2.98 in the twelve months to December 31, 2002.

Anthony Taylor, President and CEO, commented: "Montpelier Re had a terrific 2002. In our first year of operations, we have achieved everything we set out to do, and more besides. From scratch, we have established a first-rate global specialty property reinsurer, assembled a top team of underwriters, obtained a listing on the NYSE, have written over $600 million in premiums and achieved a return on equity (2) of over 18%."

Mr. Taylor further stated: "2002 was a great year for us, but we are confident we can do even better in 2003. Based on the success of our January renewal season, 2003 should see Montpelier Re increase written premiums by about 50% over the previous year. The markets in which we specialize remain strong and our capital levels are harmonizing nicely with our projected book of business. Our primary goal is to produce favorable long-term results for our shareholders - 2002 was a great start."

Tom Kemp, Chief Financial Officer, noted: "We were very pleased with the results achieved for our shareholders in 2002. Due to the inherent lag in earning of premium under GAAP rules, our returns in the first year of operations are below that which would apply once a rolling book of business is in place. Against this backdrop, we were delighted with the 18.2% increase in book value during the year. In the fourth quarter of 2002, we benefited from the relatively low level of natural catastrophes experienced, and also saw some favorable development of loss reserves established in prior periods. Overall, the difference between the actual loss ratio in 2002 and the normalized loss ratio which we had been expecting increased annual earnings per share by about $0.60, and increased 2002 return on equity by about 3.7%.

Mr. Kemp added: "We are anticipating that we will write between $900 and $925 million of gross premium in 2003, an increase of approximately 50% over 2002. Net earned premium is expected to come in at $775 to $800 million, an increase of about 135% over our first year."

Gross premiums written were $73.9 million for the fourth quarter and $607.7 million for the year. Reinsurance premiums ceded were $2.0 million for the fourth quarter and $41.8 million for the year. Reinsurance premiums ceded relate entirely to reinsurance protection purchased by Lloyd's syndicates which cede premiums to Montpelier Re through three qualifying quota share ("QQS") arrangements. This reinsurance inures to the benefit of Montpelier Re and will potentially result in lower loss ratio volatility in the QQS book of business than in the remainder of the book of business over which reinsurance protection was not purchased in 2002.

Net premiums earned were $105.4 million for the fourth quarter and $329.9 million for the year. Because Montpelier Re only began writing business in December 2001, and premium volumes are continuing to increase, earned premium lags noticeably behind written premium. This will continue to be the case until the level of net written premium stabilizes at a reasonably constant level, year-on-year.
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Net investment income, including net realized gains and losses and net gains in foreign exchange, was $12.1 million for the fourth quarter and $49.1 million for the year. Based on the weighted average monthly investments held, and including unrealized gains of $8.3 million for the fourth quarter and $33.6 million for the year, the total investment return was 1.4% for the fourth quarter and 7.0% for the year to date. This reflects the positive performance of the high quality, short duration portfolio of fixed income securities. At December 31, 2002, the only equity holding was an unquoted investment in Aspen Insurance Holdings Ltd., the Bermuda parent of London-based reinsurer, Wellington Re.

Losses and loss adjustment expenses were $10.9 million for the fourth quarter and $133.3 million for the year, representing loss ratios of 10.4% and 40.4% respectively. At December 31, 2002, net loss reserves were $129.5 million of which $91.7 million related to an estimate of losses incurred but not yet reported. The fourth quarter includes approximately $25 million of positive development from earlier quarters, including $5 million in respect of the European floods. The release of reserves benefited the loss ratio in the fourth quarter by approximately 24 points, reducing the loss ratio to 40.4% for the year from 54.5% for the nine months to September 30, 2002.

Acquisition costs and general and administrative expenses were $31.6 million for the fourth quarter and $89.2 million for the year to date, representing expense ratios of 30.0% and 27.0% respectively. Included in these numbers were $1.6 million and $5.4 million for the three and twelve months, respectively, relating to the expensing of stock options.

Combined ratios were 40.4% for the fourth quarter and 67.4% for the twelve months ended December 31, 2002.

Shareholders' equity at December 31, 2002 was $1.25 billion. This includes net proceeds of approximately $201.2 million from our successful IPO in the fourth quarter.

(1) The calculation of diluted comprehensive income per share is consistent with the methodology for calculating diluted earnings per share.

(2) Return on equity is calculated as the increase in Fully Converted Book Value Per Share from December 31, 2001 to December 31, 2002. Fully Converted Book Value Per Share is based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of shares, options and warrants outstanding (assuming their exercise).

EARNINGS CONFERENCE CALL:

Montpelier Re executives will conduct a conference call, including a question and answer period, on Thursday, February 27th, 2003 at 10:00 a.m. Eastern Standard Time. The call can be accessed via a live audio webcast accessible through the Company's investor section of its website at: www.montpelierre.bm or via telephone by dialing (888) 482-0024 (toll-free) or (617) 801-9702 (international) and entering the pass code: 8857993. A telephone replay of the conference call will be available through March 27th by dialing (888) 286-8010 (toll-free) or (617) 801-6888 (international) and entering the pass code:
81141153.

Montpelier Re Holdings Ltd. (the "Company"), through its operating subsidiaries, is a premier provider of global specialty property reinsurance products. Its subsidiary, Montpelier Reinsurance Ltd., is rated "A-" (Excellent) by A.M. Best Company and both were founded in December 2001. Additional information can be found on the Company's website: www.montpelierre.bm


APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:


This press release may contain, and the Company may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not necessarily limited to, our short operating history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; our reliance on reinsurance brokers; the impact of currency exchange rates and interest rates on our investment results; competition in the reinsurance industry and rating agency policies and practices. In addition, due in part to these assumptions and factors, any projections of growth in our gross written premium, net earned premium, revenues or other similar financial information would not necessarily result in commensurate levels of underwriting and operating profits. The Company's forward-looking statements concerning market observations could be affected by changes in demand, pricing and policy terms and competition. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" sections in the Company's Form S-1 (Registration No. 333-89408) filed with the Securities and Exchange Commission, as well as the Company's Form 10-K which is expected to be filed shortly. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

CONTACT:

Keil Gunther, Information Manager
(441) 297 9570
Hamilton, Bermuda
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                           MONTPELIER RE HOLDINGS LTD.
                             COMBINED BALANCE SHEETS
                 (MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                          DECEMBER 31,          December 31,
                                                                                              2002                 2001
                                                                                           -----------          -----------
ASSETS
Investments and cash:
Fixed maturities, available for sale, at fair value                                        $   1,354.8          $     640.4
Equity investment - unquoted, at estimated fair value                                             63.7                 --
Cash and cash equivalents, at fair value                                                         162.9                350.6
                                                                                           -----------          -----------

Total investments and cash                                                                     1,581.4                991.0

Unearned premium ceded                                                                             3.8                 --
Reinsurance premiums receivable                                                                  147.2                  0.1
Funds withheld                                                                                    20.5                 --
Deferred acquisition costs                                                                        44.9                 --
Reinsurance recoverable                                                                           16.6                 --
Accrued investment income                                                                         13.0                  1.7
Deferred financing costs                                                                           1.3                  2.0
Common voting shares subscriptions receivable                                                     --                   26.0
Other assets                                                                                       5.2                  1.0
                                                                                           -----------          -----------

TOTAL ASSETS                                                                               $   1,833.9          $   1,021.8
                                                                                           ===========          ===========

LIABILITIES

Loss and loss adjustment expense reserves                                                  $     146.1          $      --
Unearned premium                                                                                 241.0                  0.1
Reinsurance balances payable                                                                       2.5                 --
Investment trades pending                                                                         34.3                 --
Long-term debt                                                                                   150.0                150.0
Accounts payable, accrued expenses and other liabilities                                           7.5                 10.4
Amount due to affiliates                                                                          --                    0.6
                                                                                           -----------          -----------

         Total Liabilities                                                                       581.4                161.1
                                                                                           -----------          -----------
SHAREHOLDERS' EQUITY

Common voting shares and paid-in capital                                                       1,126.5                920.4
Accumulated other comprehensive income                                                            35.6                  1.9
Retained earnings (accumulated deficit)                                                           90.4                (61.6)
                                                                                           -----------          -----------

         Total shareholders' equity                                                            1,252.5                860.7
                                                                                           -----------          -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                 $   1,833.9          $   1,021.8
                                                                                           ===========          ===========


Common voting shares outstanding (000's)                                                        63,393 sh            52,440 sh
Common voting and common equivalent shares outstanding (000's)                                  73,262               52,440

BOOK VALUE PER SHARE:

         Basic book value per common voting share                                          $     19.76          $     16.41
                                                                                           ===========          ===========
         Fully converted book value per common voting and common equivalent share          $     19.39          $     16.41
                                                                                           ===========          ===========

                           MONTPELIER RE HOLDINGS LTD.
             COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    QUARTER ENDED     YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,
                                                        2002              2002
                                                       -------          -------
REVENUES:

          Gross premiums written                       $  73.9          $ 607.7
          Reinsurance premiums ceded                      (2.0)           (41.8)
                                                       -------          -------
          Net premiums written                            71.9            565.9
          Change in net unearned premiums                 33.5           (236.0)
                                                       -------          -------
          Net premiums earned                            105.4            329.9
          Net investment income                           10.7             39.7
          Net foreign exchange gains                      (0.8)             1.7
          Net realized gains on investments                2.2              7.7
                                                       -------          -------
                    Total revenues                       117.5            379.0

EXPENSES:

          Loss and loss adjustment expenses               10.9            133.3
          Acquisition costs                               21.3             62.9
          General and administrative expenses             10.3             26.3
          Interest on long-term debt                       1.2              4.4
                                                       -------          -------
                    Total expenses                        43.7            226.9

          Net income before taxes                         73.8            152.1

          Income tax expense                               0.1              0.1
                                                       -------          -------
NET INCOME                                             $  73.7          $ 152.0
                                                       -------          -------

          Other comprehensive income items                 8.3             33.7
                                                       -------          -------
COMPREHENSIVE INCOME                                   $  82.0          $ 185.7
                                                       =======          =======


EARNINGS PER SHARE:

          Basic earnings per share                     $  1.16          $  2.76
          Diluted earnings per share                   $  1.11          $  2.74

          Basic comprehensive net income per share     $  1.29          $  3.37
          Diluted comprehensive net income per share   $  1.23          $  3.35

INSURANCE RATIOS:

          Loss ratio                                      10.4%            40.4%
          Expense ratio                                   30.0%            27.0%
          Combined ratio                                  40.4%            67.4%

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                           MONTPELIER RE HOLDINGS LTD.
    FULLY CONVERTED BOOK VALUE PER COMMON VOTING AND COMMON EQUIVALENT SHARE
                       (MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                     DECEMBER 31,             December 31,
                                                                                        2002                      2001
                                                                                    -------------            -------------
NUMERATOR (IN MILLIONS):

shareholders' equity                                                                $     1,252.5            $       860.7
proceeds from assumed exercise of outstanding warrants                                      122.0                     --
proceeds from assumed exercise of outstanding options                                        46.1                     --
                                                                                    -------------            -------------

          BOOK VALUE NUMERATOR                                                      $     1,420.6            $       860.7
                                                                                    =============            =============


DENOMINATOR (IN SHARES):

common voting shares outstanding                                                       63,392,600 sh            52,440,000 sh
shares issuable upon exercise of outstanding warrants                                   7,319,160                     --
shares issuable upon exercise of outstanding options                                    2,550,000                     --
                                                                                    -------------            -------------

          BOOK VALUE DENOMINATOR                                                       73,261,760 sh            52,440,000 sh
                                                                                    =============            =============


FULLY CONVERTED BOOK VALUE PER COMMON VOTING AND COMMON EQUIVALENT SHARE            $       19.39            $       16.41

                           MONTPELIER RE HOLDINGS LTD.
             EARNINGS PER COMMON VOTING AND COMMON EQUIVALENT SHARE
                       (MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                               Quarter Ended      Quarter Ended     Quarter Ended
                                                                               March 31, 2002     June 30, 2002   September 30, 2002
                                                                                -----------        -----------        -----------
BASIC EARNINGS PER COMMON SHARE:

Net income (loss) available to common shareholders                              $      18.7        $      33.1        $      26.5
Weighted average common shares outstanding - Basic                               52,440,000 sh      52,440,000 sh      52,440,000 sh
                                                                                -----------        -----------        -----------
          BASIC EARNINGS PER COMMON SHARE                                       $      0.36        $      0.63        $      0.51
                                                                                ===========        ===========        ===========


DILUTED EARNINGS PER COMMON SHARE:

Net income (loss) available to common shareholders                              $      18.7        $      33.1        $      26.5
Weighted average common shares outstanding - Basic                               52,440,000 sh      52,440,000 sh      52,440,000 sh
Dilutive effect of outstanding warrants                                                --              153,313            623,864
Dilutive effect of outstanding options                                                 --               10,682             65,528
                                                                                -----------        -----------        -----------
Weighted average common and common equivalent shares outstanding - Diluted       52,440,000 sh      52,603,995 sh      53,129,392 sh
                                                                                -----------        -----------        -----------

          DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE        $      0.36        $      0.63        $      0.50
                                                                                ===========        ===========        ===========



                                                                                                                    PERIOD FROM
                                                                             QUARTER ENDED       YEAR ENDED     NOVEMBER 14, 2001 TO
                                                                           DECEMBER 31, 2002   DECEMBER 31, 2002  DECEMBER 31, 2001
                                                                              ------------       ------------       ------------
BASIC EARNINGS PER COMMON SHARE:

Net income (loss) available to common shareholders                            $       73.7       $      152.0       $      (61.6)
Weighted average common shares outstanding - Basic                              63,392,600 sh      55,178,150 sh      52,440,000 sh
                                                                              ------------       ------------       ------------
          BASIC EARNINGS PER COMMON SHARE                                     $       1.16       $       2.76       $      (1.18)
                                                                              ============       ============       ============


DILUTED EARNINGS PER COMMON SHARE:

Net income (loss) available to common shareholders                            $       73.7       $      152.0       $      (61.6)
Weighted average common shares outstanding - Basic                              63,392,600 sh      55,178,150 sh      52,440,000 sh
Dilutive effect of outstanding warrants                                          2,645,618            263,070               --
Dilutive effect of outstanding options                                             591,264             15,921               --
                                                                              ------------       ------------       ------------
Weighted average common and common equivalent shares outstanding - Diluted      66,629,482 sh      55,457,141 sh      52,440,000 sh
                                                                              ------------       ------------       ------------

          DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE      $       1.11       $       2.74       $      (1.18)
                                                                              ============       ============       ============